UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 12, 2026

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2026, NeOnc Technologies Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with David Choi for his service as Chief Accounting Officer of the Company.

The terms of Mr. Choi’s Employment Agreement provide for a base salary of $162,500 per year. In addition, Mr. Choi will be entitled to participate in the Company’s 2023 Equity Incentive Plan, with 170,000 restricted shares (the “Restricted Shares”) to be granted as of Mr. Choi’s start date. 53,333 of the Restricted Shares vested on March 12, 2026. 58,333 of the Restricted Shares will vest at the one-year anniversary of employment with the Company. The remaining 58,334 Restricted Shares will be performance-based, the vesting of which will be predicated on certain performance metrics being met as set forth in Mr. Choi’s individual grant agreement.

The descriptions of the Employment Agreement and the Restricted Stock Award Agreement set forth under this Item 1.01 are qualified in their entirety by reference to the complete terms and conditions of the Employment Agreement and the Restricted Stock Award Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company appointed David Choi as the Company’s Chief Accounting Officer, effective March 12, 2026.

In his role as Chief Accounting Officer, Mr. Choi, 32, will be responsible for overseeing the Company’s accounting, financial reporting, internal controls, and corporate governance functions as the Company advances its clinical-stage biotechnology platform and expands its global operations. Mr. Choi is focused on building scalable finance and accounting infrastructure, strengthening the Company’s financial reporting processes, and supporting the Company’s growth as a public company. Mr. Choi has more than a decade of experience in accounting, financial reporting, and internal controls for both public and private companies. From January 2021 to March 2026, Mr. Choi was a Director at Blythe Global Advisors, where he advised companies across multiple industries on technical accounting matters, SEC reporting, and Sarbanes-Oxley compliance. He led engagements involving financial reporting transformation, internal control design and implementation, and accounting for complex transactions including equity instruments, debt financing, and business combinations. Earlier in his career, Mr. Choi held positions at Grant Thornton (2018-2021) and Ernst & Young (2016-2018), where he provided assurance and advisory services to public and private companies. Mr. Choi is a Certified Public Accountant (CPA). He holds a Master of Professional Accountancy and a Bachelor of Arts in Business Economics with a minor in Accounting from the University of California, Irvine.

There is no arrangement or understanding between Mr. Choi and any other person pursuant to which he was selected as Chief Accounting Officer, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer. There are no transactions involving Mr. Choi to be reported pursuant to Item 404(a) of Regulation S-K.

The disclosures regarding Mr. Choi’s Employment Agreement and Restricted Stock Award Agreement set forth in Item 1.01 of this Current Report on Form 8-K with respect to Mr. Choi are incorporated herein by reference. The descriptions of the Employment Agreement and the Restricted Stock Award Agreement incorporated by reference in this Item 5.02 are qualified in their entirety by reference to the complete terms and conditions of the Employment Agreement and the Restricted Stock Award Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 13, 2026, the Company issued a press release announcing the appointment of Mr. Choi as the Company’s Chief Accounting Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement
10.2	Restricted Stock Award Agreement
99.1	Press Release dated March 13, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2026	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	Chief Executive Officer and President

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